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                                                                    Exhibit 10.8


                    AGREEMENT OF LIMITED LIABILITY COMPANY OF
                           ASHTON WOODS MORTGAGE, LLC


This Agreement of Limited Liability Company (the "Agreement"), is entered into September 23, 200? and between Wells Fargo Ventures, LLC, with its principal place of business at 1 Home Campus, Des Moines, Iowa 50328-0001, ("Wells Fargo Member") and Ashton Woods USA, LLC, with its principal place of business at 1405 Old Alabama Road, Suite 120, Roswell, GA 30076, ("Marketing Member") who do hereby form the limited liability company agreement of Ashton Woods Mortgage, LLC (the "Company"), pursuant to the Delaware Limited Liability Company Act, upon the following terms and conditions:

                                    ARTICLE I
                       Definitions and Glossary of Terms

Section 1.1 Definitions. The following terms used in the Agreement shall have (unless otherwise expressly provided herein or unless the context otherwise requires) the following respective meanings:

"Accountants" means KPMG, LLP, or such other certified public accountants as the Operating Committee may select,

"Act" shall mean the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101 through Section 18-1107, as amended from time to time.

"Affiliate" means any person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

"Agreement" shall mean this
Agreement of Limited Liability Company of Ashton Woods Mortgage, LLC.

"Budget" means the budget established annually pursuant to Section 8.3.

"Capital Account" means, with respect to any Unit Holder, the account maintained for such Unit Holder in accordance with the provisions of Section 4.1 hereof.

"Capital Contribution" shall mean any contribution to the capital of the Company in cash or property by a Member whenever made.

"Certificate" means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

"Closing Date" shall mean the date of execution of this Agreement.

"Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to any specific provision of the Code or any regulations thereunder shall be deemed to refer also to any successor provisions thereto.

"Company" shall mean Ashton Woods Mortgage, LLC, the Delaware limited liability company governed by this Agreement.

"Company Distributions" shall mean cash or property which is distributed pursuant to Section 5.3 or Section 11.7 of this Agreement.

"Company Expenses" shall mean all expenditures and costs paid out by the Company in the course of the conduct of its business.


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"Company Revenues" shall mean all receipts from operations and use of assets received by the Company and all other income, receipts, or gain received by the Company in the course of the conduct of its business.

"Fiscal Year" means (i) the period commencing upon the formation of the Company and ending on December 31, of the year of formation, (ii) any subsequent twelve
(12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in Clause (ii) of this sentence for which the Company is required to allocate Profits, Losses and other items of company income, gain, loss or deduction pursuant to Article V hereof.

"Intercompany Net Cash Balance" means the net of the Company's funds on deposit with Wells Fargo and any amounts owed by the Company to Wells Fargo excluding advances by Wells Fargo pursuant to Section 8.8.

"Interest" shall mean the personal property ownership right of a Member in the Company and shall entitle such Member to an allocation of Company Revenues and Company Expenses pursuant to Article V of the Agreement and to a share of the Company Distributions pursuant to Article V of the Agreement. Each Member's Interest is evidenced by and composed of the Units owned by that Member, and such allocation and share of Company Revenues, Company Expenses, and Company Distributions shall be determined based upon the number of Units owned by such Member.

"Loan Policies" shall mean those policies, standards and procedures of Wells Fargo, as amended from time to time, relating to residential mortgage loan origination by Retail Offices including the All-Office Memos, Loan Production Memos, Product Catalogs, Conventional Loan Standards Manual, VA Handbook, FHA Underwriting Manual, Compliance Manual, Disclosure Manual, Code of Ethics, Ncyclopedia and other communications with their terminology adjusted to apply to the Company rather than to Retail Offices.

"Losses" shall mean the taxable loss of the Company as determined for federal income tax purposes under Code section 703(a) including items separately stated pursuant to section 703(a)(1).

"Managing Officer" means the individual responsible for the day to day operation of the Company.

"Marketing Member" means Ashton Woods USA, LLC, a Nevada limited liability company.

"Member" shall mean a person who has been admitted to the Company as a member as provided in the Agreement and section 18-301 of the Act.

"Net Cash Available" means cash on deposit or cash equivalents which includes the Intercompany Net Cash Balance less amounts required to maintain minimum regulatory net worth requirements (in excess of other Company assets if otherwise insufficient, or if cash is required) and less such other amounts the Operating Committee may determine are required to be set aside in reserve to fund future operating and capital expenditures.

"Operating Committee" means the Operating Committee of the Company, constituted as provided in Section 6.1.

"Person" includes any individual, association, partnership (general or limited), joint venture, trust, estate, limited liability company, corporation or partnership, or other legal entity or organization.

"Profits" shall mean the taxable income of the Company as determined for federal income tax purposes under Code section 703(a) including items separately stated pursuant to section 703(a)(1).

"Retail Offices" means Wells Fargo's wholly-owned loan production offices in operation from time to time,

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"Termination Date" means the earliest to occur of a Section 11.3 Termination
Date, a Section 11.4 Termination Date, a Section 11.5 Termination Date, a
Section 11.6(b) Termination Date or a Section 11.6(c) Termination Date.

"Units" with respect to any Member, shall mean the ownership interests of the particular Member which quantify the share of that particular Member in the right, privilege, or interest being addressed.

"Unit Holder" means any person who holds one (1) or more Units, regardless of whether such Person is a Member and regardless of whether such Units were initially acquired by such Person from the Company or by assignment from another Unit Holder.

"Wells Fargo" shall mean Wells Fargo Home Mortgage, Inc., a California corporation.


                                   ARTICLE II
                      Formation, Name and Registered Agent

Section 2.1 Formation. Wells Fargo Member and Marketing Member, by execution of this Agreement and the filing of the Certificate with the Delaware Secretary of State, hereby enter into and form the Company as a limited liability company under and pursuant to the Delaware Act. The name and mailing address of each Member or Unit Holder shall be listed on the Schedule of Capital Contributions attached hereto as Exhibit A. The Company shall be required to update the names and addresses on the Schedule of Capital Contributions from time to time as necessary to accurately reflect the information set forth therein. Any amendment or revision to the names and addresses on the Schedule of Capital Contributions made in accordance with this Agreement shall be deemed a supplement to and not an amendment of this Agreement. Any reference in this Agreement to the Schedule of Capital Contributions shall be deemed to be a reference to the Schedule of Capital Contributions as supplemented and in effect from time to time. The Members agree that the rights, powers, duties and liabilities of the Members and Managing Officer shall be as provided in the Delaware Act, except as otherwise provided in this Agreement.

Section 2.2 Name and Registered Agent. The name of the Company is Ashton Woods Mortgage, LLC. Its registered agent is Corporation Service Company or such other agent as the Members may hereafter determine.

                                   ARTICLE III
                                Business Purpose

Section 3.1 Character of the Business. The purpose of the Company shall be to carry on the business of residential mortgage lending, to engage in all legal activities related thereto or in furtherance thereof and to engage in such other activities as the Operating Committee shall determine from time to time.

Section 3.2 Other Qualifications. The Members agree that the Company shall file or record such documents and take such other actions under the laws of any jurisdiction as are necessary or desirable to permit the Company to do business in any such jurisdiction as is selected by the Company and to promote the limitation of liability for the Members in any such jurisdiction.

Section 3.3 Prohibited Activities. The Company shall not participate in any activity that violates the Real Estate Settlement Procedures Act of 1974 or any other law or regulation. The Company shall not engage in any prohibited activities for a national bank or its subsidiaries and shall obtain any required regulatory approvals for a national bank subsidiary before commencing any activity. As an indirect subsidiary of a national bank, the Company consents to supervision and examination by the Office of the Comptroller of the Currency.



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Section 3.4 Limitations on Other Activities.

         (a) Except as provided in this section, this Agreement shall not be deemed to restrict in any way the freedom of either Member or any Affiliate to conduct any business or activity whatsoever, including, but not limited to, the acquisition, leasing, operation, management, syndication, brokerage, development, improvement and exploitation of real property, investment therein or financing thereof.

         (b) While it is a Member, Marketing Member shall not, nor shall it suffer or permit any of its Affiliates, other than the Company, to engage in the residential mortgage lending business, directly or indirectly, either by themselves or through a joint venture or any other similar arrangement with any other party that would permit Marketing Member or any of its Affiliates to engage or participate in such residential mortgage lending business.

         (c) During the term of this Agreement and for one (1) year following the Termination Date, Marketing Member and its Affiliates will not, directly or indirectly, hire any employees of the Company or of Wells Fargo or solicit any employees of the Company or of Wells Fargo for the purpose of hiring or inducing them to leave their employment with the Company or Wells Fargo. Upon dissolution of the Company, employees of the Company and Wells Fargo for purposes of this subsection shall include anyone who was employed by the Company or Wells Fargo during the six (6) months prior to the Termination Date. The restrictions of this subsection shall survive termination of this Agreement.

         (d) Neither Member shall be accountable to Company or to the other Member for any activity or business permitted under this Article 3 except for the business of Company. Neither Member shall have any right by virtue of this Agreement or by their status as a Member to be apprised of the independent business or activities of the other Member, nor to be allowed to participate therein or to the income or profits derived therefrom. Neither Member shall be required to devote full time to Company, but only so much time as may be necessary to accomplish the purposes of Company and the duties specifically set forth in any agreements related to Company,

Section 3.5 Transactions Involving the Members.

         (a) The Marketing Member shall cooperate with and actively promote the Company and the Company's loan products to its customers consistent with all applicable legal requirements. Ail aspects of the Company's marketing efforts shall be subject to the approval of the Operating Committee, including but not limited to cost, approach, target audience, frequency, etc.

         (b) [Reserved.]

         (c) Except as may be expressly provided for in this Agreement or in any agreements executed between Company and any Member or as approved by the Operating Committee, no payment will be made by Company to any Member for the services of such Member or the employees of such Member.

         (d) Marketing Member and its Affiliates shall provide Wells Fargo with the same access to its offices as it provides to any other mortgage lender (other than Company).

         (e) Within 45 days of the end of each calendar year or as soon thereafter as it becomes available, Marketing Member shall provide Company with the number and location of Marketing Member's offices. On a monthly basis within a reasonable time after the information is available, Marketing Member shall provide Company with the market share, transaction volume in a dollar amount and the number of transactions for Marketing Members previous month.

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                                   ARTICLE IV
                                Capital Accounts

Section 4.1 Capital Accounts. A separate Capital Account shall be maintained for each Member of the Company. Each Member's Capital Contributions and its share of all Company Revenues shall be credited to its Capital Account and each Member's share of all costs, expenses, losses and Distributions {including return of capital) of the Company shall be debited to its Capital Account, all as allocated under this Agreement. Each Member's initial Capital Contribution, as reflected on Exhibit A, is due and payable upon execution of this Agreement. Any subsequent Capital Contribution pursuant to Section 8.8 shall be due and payable within 15 days of receipt of notice of the need for the additional Capital Contribution.

Section 4.2 Units. A Unit Holder's limited liability company interest in the Company shall be represented by the "Unit" or "Units" held by such Unit Holder, Each Unit Holder's respective Units shall be set forth on the Schedule of Capital Contributions attached hereto, as supplement from time to time. Each Unit Holder hereby agrees that its limited liability company interest in the Company and its Units shall for all purposes be personal property. A Unit Holder shall have no interest in specific Company property.

Section 4.3 Status of Capital Contributions.

         (a) A Unit Holder's Capital Contributions may be returned to it, in whole or in part, at any time, but only (i) with the consent of all Members or
(ii) pursuant to a dissolution of the Company in accordance with Section 11.7. Any such returns of Capital Contributions shall be made to all Unit Holders in proportion to the number of Units then held by each Unit Holder. No Member shall have priority over any other Member either as to the return of its Capital Contribution or as to profits or distributions except as specifically set forth in this Agreement. Notwithstanding the foregoing, no return of a Unit Holder's Capital Contributions shall be made hereunder if such distribution would violate applicable state law. Under circumstances requiring a return of any Capital Contribution, no Unit Holder shall have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement.

         (b) Except as provided in Section 8.8 and by applicable law, the Members shall be liable only to make their Capital Contributions pursuant to
Section 4.1 hereof, and no Member or Assignee shall be required to lend any funds to the Company or, after a Member's obligations to make its Capital Contributions pursuant to Section 4.1 hereof shall have been satisfied in full, to make any additional Capital Contributions to the Company. No Unit Holder shall have any personal liability for the repayment of any Capital Contribution of any other Member or Assignee.


                                    ARTICLE V
              Allocation of Revenues, Expenses, Profits and Losses

Section 5.1 Company Revenues and Expenses. All Company Revenues and Company Expenses shall be utilized to determine Profits and Losses.


Section 5.2 Allocation of Items for Federal Income Tax Purposes. To the extent permitted by law, all items of Company taxable income, gain, loss, credit, and deduction recognized or allowable for Federal income tax purposes shall be allocated and credited or charged to the Members in the same manner as the revenues, income, receipts, costs, or expenses giving rise to such items of taxable income, gain, loss, credit, or deduction are allocated and credited or charged. Any Member allocated and charged a particular cost or expense shall be entitled to such deductions or credits as are attributable to such cost or expense in computing such Member's taxable income or tax liability to the exclusion of any other Member. Upon the sale or other transfer of any asset of the Company, any recapture of depreciation deductions or other deductions previously taken shall be allocated to the Member to whom such deductions were originally allocated, and any recapture of investment tax credit shall be allocated to the Member to whom such credit was originally allocated.

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Section 5.3 Distribution of Cash. All Company Distributions shall be made among the Members in proportion to their respective Units. Cash of the Company which, in the judgment of the Members, is not required to meet obligations of the Company nor reasonably necessary for future Company operations shall be distributed not less frequently than quarterly to the Members in proportion to their respective Units, not later than forty-five (45) days after the end of each quarterly period with respect to which such distribution is being made.

Section 5.4 Allocation of Profits. After giving effect to the special allocations provided in Section 5.6 hereof, Profits for any fiscal year shall be allocated to the Members as follows:

         (a) First, to the Members until the aggregate Profits allocated to the Members for such fiscal year and all previous fiscal years pursuant to this
Section 5.4(a) are equal to the aggregate Losses allocated to the Members pursuant to Section 5.5 hereof for all previous fiscal years. The Profits allocated to the Members pursuant to this Section 5.4(a) shall be allocated among them in proportion to the respective amounts of aggregate Losses allocated to each Member under Section 5.5 hereof for all previous fiscal years.

         (b) Thereafter, all remaining Profits shall be allocated to the Members pro rata in proportion to their respective Units.

Section 5.5 Allocation of Losses. After giving effect to the special allocations provided in Section 5.6, Losses for any fiscal year shall be allocated to the Members that have sufficient basis in their membership interests to enable them to deduct the Losses. Any remaining Losses shall then be allocated to the Members pro rata in proportion to their respective Units.

Section 5.6 Special Allocations.

         (a) Regulatory Allocations. The provisions of the final and temporary Treasury Regulations promulgated under Code Section 704(b) relating to the qualified income offset, minimum gain chargeback, minimum gain chargeback with respect to nonrecourse debt, the allocation of nonrecourse deductions and the allocation of items of deduction, loss or expenditure relating to nonrecourse debt are hereby incorporated by this reference and shall be applied to the allocation of Company items of income, gain, loss or deduction in the manner provided in such Treasury Regulations. However, the Members do not intend that the "deficit restoration obligation" described in Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations or any successor provision thereto be incorporated into this Agreement. For purposes of this Section 5.6(a), nonrecourse deductions shall be allocated among the Members in proportion to their respective Units.

         (b) Curative Allocations. In the event that items of income, gain, loss or deduction are allocated to one or more Members pursuant to Section 5.6(a) above, subsequent items of income, gain, loss or deduction will first be allocated (subject to the provisions of Section 5.6(a)) to the Members in a manner designed to result in each Member having a Capital Account balance equal to what it would have been had the original allocation of Profits or Losses or items thereof pursuant to Sections 5.6(a) not occurred.

Section 5.7 Tax Allocations; Code Section 704(c).

         (a) Contributed Property. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of its contribution to the Company.

         (b) Revalued Property. Allocations of income, gain, loss and deduction with respect to any asset revalued in accordance with Treasury Regulations under Code Section 704 shall take account of any

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variation between the adjusted basis of such asset for federal income tax purposes and its fair market value in the same manner as under Code Section 704{c) and the Treasury Regulations thereunder and as required by Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

         (c) Allocation Solely for Tax Purposes. Any elections or other decisions relating to allocations described in subsections (a) or (b) of this
Section 5.7 shall be made by the Members in any manner that reasonably reflects the purposes and intention of this Agreement. Allocations pursuant to this
Section 5.7 are solely for purposes of federal, state and local taxes and shall not affect, nor in any way be taken into account in computing any Member's Capital Account or share of Profits, Losses or other items or distributions pursuant to any provision of this Agreement.

Section 5.8 Other Allocation Rules.

         (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined by the Members using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

         (b) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for the year.

         (c) Except as otherwise provided in this Agreement, all items of income, gain, loss or deduction for federal income tax purposes shall be allocated to the Members in the same manner as the corresponding book allocations of such items as provided in this Article V.

         (d) Upon (1) the admission of any new Member to the Company; (2) the liquidation of a Member's Interest in the Company; (3) the making of any additional Capital Contributions or partial withdrawals by a Member which changes a Member's relative Interest (other than a de minimus amount) in the Company; and immediately before liquidation of the Company, all the property of the Company shall be revalued at its fair market value, and the Members' Capital Accounts shall be adjusted to reflect the manner in which the unrealized income, gain, loss or deduction inherent in such property (that has not been reflected in adjustments to the Members' Capital Accounts previously) would be allocated among Members if the property were sold at its fair market value on the valuation date.

Section 5.9 Consistent Tax Reporting. Each Member hereby agrees, for state and federal income tax purposes, to report its respective share of Company items of income, gain, loss, deduction or credit in a manner consistent with the tax treatment adopted by the Company.

Section 5.10 Tax Warranties. Each Member agrees that no other Member has made any representations or warranties as to the treatment or characterization, for federal income tax purposes, of the contributions, distributions, or allocations hereof, except as provided for herein. Each Member understands that Company taxation and the transactions contemplated by this Agreement involve complex issues of federal income taxation and each Member has been advised to and has had the opportunity to obtain competent independent tax counsel with respect to this Agreement and the transactions contemplated hereby.

Section 5.11 Tax Elections. All elections by the Company for federal income tax or other tax purposes shall be made by the unanimous agreement of the Members.

Section 5.12 Tax Matters Member.

         (a) Wells Fargo Member shall serve as the "Tax Matters Member" of the Company under the Code. Each Member, by the execution of this Agreement, consents to such designation of the Tax Matters Member and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence
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Wells Fargo Member shall take such action as may be necessary to cause every
Member to become a notice partner within the meaning of Code Section 6223.

         (b) The Tax Matters Member shall be indemnified and reimbursed for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with its serving in that capacity. Notwithstanding the preceding sentence, the Tax Matters Member shall not be entitled to indemnification for such costs and expenses if such Member has not acted in good faith.


                                   ARTICLE VI
                           Management of the Company

Section 6.1 General. The overall management and control of the business and affairs of the Company shall be vested in the Operating Committee consisting of four individuals, with each Member appointing two (2) individuals to the Operating Committee. The Company may have a Managing Officer appointed by the Operating Committee. The Managing Officer of the Company shall not be appointed to the Operating Committee. The number of individuals on the Operating Committee may be reset by the Operating Committee from time to time, provided that each Member shall appoint an equal number of individuals to the Operating Committee. Each Member may remove and replace the individuals appointed by it at any time and for any reason. Any vacancy on the Operating Committee shall be filled by the Member that had appointed the individual to the position that has become vacant.

Section 6.2 Operating Committee Procedures. Except where herein expressly provided to the contrary, all decisions with respect to the management and control of the Company shall be made and agreed to by the Operating Committee and shall be binding on the Company. All decisions made by the Operating Committee shall be unanimous, shall be documented in writing by an individual designated by the Operating Committee and shall be promptly sent to each individual on the Operating Committee. A quorum of the Operating Committee shall consist of one individual from each Member. Action may be taken by the Operating Committee by telephone conference, by meeting in person, by written action in lieu of a meeting or in such other manner approved by all Members.

Section 6.3 Loan Policies. The Company expressly adopts the Loan Policies effective on the Closing Date as provided to the Company by Wells Fargo. Any updates to the Loan Policies issued by Wells Fargo shall automatically be adopted by the Company unless the Operating Committee expressly decides not to adopt a particular policy. Any employee who violates the Loan Policies shall be subject to termination unless the Operating Committee expressly decides not to terminate the employee.

Section 6.4 Major Decisions. No act shall be taken or funds expended or obligation incurred by the Company, any individual on the Operating Committee, or the Managing Officer with respect to a matter within the scope of any of the major decisions ("Major Decisions") affecting the Company, as defined below, unless such Major Decision has been approved by the members. A decision shall be a Major Decision if it satisfies one of the following:

         (a) Decisions relating to the selection, evaluation, retention and compensation of the Managing Officer or any other executive officers of the Company as may be appointed by the Operating Committee;

         (b) Decisions regarding new business ventures and material deviations by the Company from the Loan Policies in effect from time to time;

         (c) Decisions relating to the hiring policy, compensation, terms of employment or termination of non-clerical or non-support staff employees of the Company;

         (d) Decisions relating to matters involving transactions, expenditures, commitments or other contractual obligations (or groups of similar transactions or such other events) in an amount in excess of
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                                       8
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$5,000 except transactions to originate, fund and sell residential real estate mortgage loans that are in the day-to-day course of the Company's business;

         (e) Decisions relating to obtaining any financing for the Company pursuant to Section 8.8;

         (f) Decisions relating to the terms, conditions, limits and deductions of any risk financing program in addition to the program provided by Wells Fargo or its Affiliate pursuant to the Service Agreement referenced under Section 6.8;

         (g) Decisions related to establishing or maintaining cash, cash equivalents or reserves for the Company;

         (h) Decisions relating to amendment or termination of the Service Agreement referenced under Section 6.8 and obtaining a substitute service provider upon termination of such Service Agreements; and

         (i) Any other decision or action referred to the Operating Committee by an individual on the Operating Committee which by any provision of this Agreement or by law is required to be approved by the Operating Committee.

Section 6.5 Managing Officer. The Managing Officer shall be responsible for the implementation of the decisions of the Operating Committee and for conducting the ordinary and usual day-to-day business and affairs of the Company, as limited by this Agreement. The Managing Officer of the Company, shall in good faith use his or her best efforts to implement or cause to be implemented all Major Decisions approved by the Operating Committee and to conduct or cause to be conducted the ordinary and usual business of the Company in accordance with and subject to the direction of the Operating Committee and the Loan Policies and in accordance with the business plan and current Budget approved by the Members. The Managing Officer may, except as otherwise determined by the Operating Committee, delegate in writing to other officers, employees or agents of the Company matters for which the Managing Officer may be responsible in accordance with this section, but the Managing Officer shall continue to be responsible for such matters. The initial and successor managing officers are listed on the Schedule of Initial and Successor Managing Officers.

Section 6.6 FHA Matters. Section 6.6 shall be limited in application solely to any and all matters involving the Federal Housing Administration {"FHA") of the United States Department of Housing and Urban Development and FHA-insured loans. In the event of any conflict between the provisions set forth in this Section and any other provision of this Agreement, the provisions set forth in this Section will take precedence over all other provisions of this Agreement with respect to all FHA matters. The Managing Officer is designated to deal exclusively with FHA in all aspects of the FHA mortgage insurance program, including, without limitation, the making of applications for mortgage insurance claims and collecting the benefits of mortgage insurance for the Company. The Managing Officer is hereby appointed as the managing agent (the "Managing Agent") of the Company with respect to FHA matters. The Operating Committee may choose a person other than the Managing Officer as Managing Agent on the condition that there will at any time be one and only one Managing Agent with which FHA deals exclusively. Any such substitute person shall have the rights and responsibilities of the Managing Officer as Managing Agent under this Section. If (a) the Managing Agent resigns or (b) another Managing Agent is appointed, FHA will be immediately advised of such event and, if applicable, the name of the new Managing Agent. The Company shall inform FHA of any amendment to this Agreement it intends to make that could affect the Company's dealings with FHA and FHA-insured mortgages. Upon dissolution of the Company, any FHA-insured mortgages owned or serviced by the Company may only be transferred to another FHA-approved mortgage lender.

Section 6.7 Office Space. The Members shall lease to the Company in each of their offices as determined by the Operating Committee, space from which the Company will conduct the business of the Company. Such space shall be separately identified and segregated in a manner required by all applicable laws and regulations. Rental rates charged to the Company by a Member shall be set at rates
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                                       9
that reflect actual market rates for comparable space in the area in which each office used by the Company is located. The foregoing lease arrangements shall be set forth in separate written lease agreements to be agreed upon and executed between the lessor Member and the Company. Notwithstanding the terms of any separate lease agreement, any agreement leasing space for the Company from a Member or any of its Affiliates shall terminate automatically upon any termination of (the Company subject to an additional period as necessary to wind down the business of the Company.

Section 6.8 Service Agreement. Wells Fargo, or its Affiliate, shall provide to the Company, certain services required by the Company in conducting a residential mortgage lending business, as set forth in the attached Service Agreement to be executed between Wells Fargo and the Company. The Company shall provide residential mortgage loan financing to its customers. Wells Fargo, or one of its Affiliates, shall purchase mortgage loans if offered by the Company in accordance with the loan purchase agreement terms to be executed by Wells Fargo or one of its Affiliates, and the Company. The Company shall sell at least ten percent (10%) of its annual loan production to investors other than Wells Fargo.

Section 6.9 Credit Agreement. The Company shall fund its loans through a warehouse line of credit provided by Wells Fargo as set forth in the attached Credit Agreement or such other source as determined by the Operating Committee.

                                   ARTICLE VII
              Other Rights, Liabilities and Obligations of Members

Section 7.1 Liability of Members. No Member shall be personally liable for the expenses, liabilities, debts, or obligations of the Company except as specifically set forth in this Agreement or as provided in the Act.

Section 7.2 Other Provisions Applicable to Members. Except as otherwise specifically provided in this Agreement, no Member shall have the right to withdraw or retire from, or reduce its contribution to the capital of, the Company. No Member shall have the right to demand or receive property other than cash in return for its Capital Contribution. No Member shall have priority over any other Member either as to the return of its Capital Contribution or as to profits or distributions except as specifically set forth in this Agreement.

                                   ARTICLE VIII
                         Accounting and Fiscal Matters

Section 8.1 Maintenance of and Access to Records. Wells Fargo or its Affiliate on behalf of the Company shall keep complete and accurate books of account and records relative to the Company's business based on information submitted to it by the Company. The accrual method of accounting shall be used by the Company for financial and income tax purposes. The Company's books and records shall at all times be maintained at the principal business office of Wells Fargo, or the Accountants, or such other place agreed upon by the Members, and shall be available for inspection by each of the Members or their duly authorized representatives during reasonable business hours. The fiscal year of the Company shall end on December 31 of each year or such other date as determined by the Operating Committee and allowed by the Code. Welts Fargo shall cause to be prepared financial statements in accordance with the attached Service Agreement.

Section 8.2 Bank Accounts. Wells Fargo shall deposit all of the funds of the Company into one or more bank accounts for the Company. Unless otherwise required by regulatory authority, each such account shall be established with an Affiliate of Wells Fargo that holds deposits insured by the Federal Deposit insurance Corporation. Wells Fargo shall separately account for all funds of the Company. The Company may withdraw its funds only to pay the Company's debts, pay expenses or to be distributed to the Members or as directed by the Operating Committee pursuant to this Agreement.

Section 8.3 Budget. The Company shall prepare a preliminary annual Budget for the first partial fiscal year of the Company. At least thirty (30) days prior to the end of each fiscal year of the Company, the

                                                                        09/15/03

Managing Officer will develop and deliver to the Operating Committee for its review and approval a Budget for the Company for the next fiscal year. As set forth in Section 6.4(d), approval of the Budget shall be a Major Decision.

Section 8.4 Company Tax Returns. Wells Fargo, its Affiliate, or such other person agreed upon by the Members, shall, for each fiscal year, cause to be prepared and filed on behalf of the Company such federal, state and city tax returns as may be required by law, and in connection therewith, shall make any elections deemed advisable; provided, however, the Company shall be given prior written notice thereof. Copies of such tax returns shall be delivered to each Member within 10 days after each such filing. The Company's federal and state income tax returns shall be approved by the Operating Committee in advance of filing.

Section 8.5 Tax Audits. Wells Fargo Member is hereby designated to manage administrative tax proceedings conducted by the Internal Revenue Service or state tax authorities with respect to the Company. The taking of any action or the failure to take any action in connection with any such proceeding, except to the extent required by law, is a matter for Wells Fargo Member, subject to the direction of the Operating Committee. Wells Fargo Member shall give prompt written notice to the Members of any such administrative proceeding. Any Member has the right to participate in such administrative proceedings relating to the determination of tax items at the Company level. Expenses of such administrative proceedings undertaken by Wells Fargo Member will be paid for out of the assets of the Company. If any Member elects to participate in such proceedings, the Member will be responsible for its expenses incurred in connection with such participation. Further, the cost of any adjustments to a Member and the cost of any resulting audits or adjustments of a Member's tax return, will be borne solely by the affected Member.

Section 8.6 Internal Audit. The ongoing activities of the Company shall be subject to regulatory audit by Wells Fargo Audit Services, Inc. at no direct cost to the Company. Wells Fargo Audit Services, Inc. shall have no liability with respect to the Company. A copy of any regulatory audit report prepared by Wells Fargo Audit Services, Inc. related to the Company shall be provided to the Operating Committee.

Section 8.7 The Accountants. Any services provided by the Accountants under this Agreement shall be an expense of the Company. The Accountants shall prepare annual audited financial statements as set forth in the attached Service Agreement.

Section 8.8 Advances. Wells Fargo shall advance funds up to $25,000 to the Company as necessary when the Company's Net Cash Available falls below $0. Any such advances shall accrue interest at the prime rate in the Wall Street Journal on the date of the advance until repaid. Accrued interest and the principal of any such advances shall be repaid out of the profits generated by the Company or pursuant to a capital call to the Members. Wells Fargo shall notify the Operating Committee when additional capital is required to meet regulatory minimum capital requirements or to repay advances and each Member shall contribute its proportionate share of the amount necessary to satisfy the requirement.

                                   ARTICLE IX
               Limitations on Dispositions of Members' Interests

Section 9.1 Basic Restrictions. Except as otherwise provided in this Article IX, no Member may sell, assign, give, hypothecate, pledge, transfer, bequeath, or otherwise dispose of any or all of its interest, in whole or in part, voluntarily, involuntarily, by operation of law, or otherwise, to any other person or entity.

Section 9.2 Representations and Warranties. Each Member hereby represents and warrants to the Company and to the other Members that its acquisition of its Interest is made as principal for its account for investment purposes only and not with a view to the resale or distribution of such Interest. Each Member agrees that it will not sell, assign, give, hypothecate, pledge, transfer, bequeath, or otherwise dispose of any or all of its Interest to any person or entity who or which does not similarly represent and warrant and agree as provided in this Section 9.2.

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

Section 9.3 Disposition of Interests. The sale, assignment, gift, hypothecation, pledge, transfer, or other disposition ("Transfer") of Interests by or in respect of a Member shall be subject to the following conditions and restrictions in addition to any others which are provided for in this Agreement:

         (a) No Member may Transfer any or all of its Interest (other than to an Affiliate of such Member) without the consent of each other Member (such consent to be granted or withheld in each Member's sole discretion).

         (b) No Member may Transfer any or all of its Interest if such Transfer would cause the termination of the Company for Federal income tax purposes. Any purported Transfer which would cause the termination of the Company for Federal income tax purposes shall be void ab initio. Counsel for the Company shall give to the Company its opinion, at the expense of the Member seeking to effect such Transfer, as to whether such Transfer would cause the termination of the Company for Federal income tax purposes.

         (c) No Transfer of, or offer to Transfer, any Interest may be made unless the Company shall have received, at the expense of the Member seeking to effect such Transfer an opinion of counsel satisfactory to the Members that such proposed Transfer (i) may be effected without registration of the Interest under the Securities Act of 1933, as amended, and (ii) would not be in violation of any applicable state securities or "Blue Sky" law (including investment suitability standards).

Section 9.4 Admission of Transferee as Additional or Substitute Member. Any person to whom any Interest or portion thereof is Transferred ("Transferee") shall be entitled to be admitted as a Member hereunder and to have all of the rights herein conferred upon a Member only if

         (a) such transferee's admission as a Member will not violate, nor cause the Company to violate, any applicable laws, rules, or regulations, including federal and state securities laws, and either such transferee shall have delivered an opinion of counsel satisfactory to the Members, or counsel for the Company shall have delivered an opinion, to such effect;

         (b) the consent of all of the Members shall have been given, which consent may be evidenced by the execution by all of the Members of a Certificate evidencing the admission of such transferee as a Member;

         (c) the transferee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as the Members may require in order to effect the admission of such transferee as a Member;

         (d) such transferee qualifies and becomes a Member within the meaning of the Act by the procedures set forth in the Act;

         (e) such transferee shall have delivered to the Members a letter containing a representation and an agreement in the form set forth in Section
9.2 of this Agreement;

         (f) if the transferee is not an individual, the transferee shall have provided the Members with evidence satisfactory to counsel for the Company of its authority to become a Member under the terms and provisions of this Agreement;

         (g) such transferee pays to the Company a sum which is sufficient to cover all expenses (including legal fees) connected with the admission of the transferee as a Member pursuant to this Agreement and the Act, including without limitation the cost of any opinion of counsel referred to above.

Section 9.5 Execution of Documents, Etc. Each Member hereby consents to the execution and recordation on its behalf by the Company of any amendment hereto required for the purpose of admitting

                                                                        09/15/03
as a Member the transferee of any or all of the Interest of a Member in the Company in this Article IX and to the execution and recordation on its behaif of any other instruments required in connection therewith, and the Company is hereby granted the right to admit any such transferee upon ail of the terms set forth above. In addition, each Member agrees to execute at the request of the Company any and all documents required to be executed by such Member to effect the admission as a Member of the transferee of any or all of the interest of a Member in the Company pursuant to this Article IX.

Section 9.6 Filings By Company. The Company shall cooperate with any transferee seeking to become a Member by preparing the documentation required by this
Article IX and making all official filings and publications.

Section 9.7 Pledges. No Member shall mortgage, pledge, or otherwise encumber all or any part of such Member's Interest in the Company at any time.

Section 9.8 No Withdrawal Rights Prior to Dissolution. Prior to the dissolution of the Company, no Member may withdraw from the Company or receive any return of capital or other distribution of Company assets in respect of any withdrawal or attempted withdrawal.

                                    ARTICLE X
                             Amendment of Agreement

Section 10.1 Amendment. Any amendment or supplement to this Agreement shall only be effective if in writing and if the same shall be consented to by all of the Members.

Section 10.2 Procedure for Amendment. Any Member may propose an amendment or supplement to this Agreement, and any such amendment or supplement may be proposed by mailing to all of the Members a written request for consent to such amendment or supplement, accompanied by the text of the proposed amendment or supplement, and a written statement of the reasons for such proposal.

                                   ARTICLE XI
                                   Dissolution

Section 11.1 No Dissolution. The Company shall not be dissolved by the admission of additional or substitute Members in accordance with the terms of this Agreement or by the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event under the Act that terminates the continued membership of a Member in the Company except as expressly provided in the Agreement.

Section 11.2 Term. The Company shall be in effect for a term beginning on the date the Certificate of Formation of the Company is filed with the Delaware Secretary of State in accordance with the provisions of the Act and shall continue for a minimum of ten (10) years unless sooner dissolved and liquidated in accordance with the provisions of this Article. At the end of the ten (10) year minimum term, the Company shall continue in business until dissolved and liquidated in accordance with the provisions of this Article.

Section 11.3 Voluntary Withdrawal. Any Member shall have the right to withdraw from the Company at any time by giving the other Members not less than ninety
(90) days prior written notice. In addition, if Marketing Member is no longer an Affiliate of Ashton Woods Homes, Marketing Member must give notice to Wells Fargo Member of the change in affiliation on the date of the change. During the continuance of the notice period, the Members shall continue to perform their respective obligations in accordance with the terms of this Agreement. The Member giving the notice shall be referred to hereinafter as the "Electing Member" for purposes of Section 11.8. The day following expiration of the 90 day notice period shall be referred to as the "Section 11.3 Termination Date." The Company shall be liquidated pursuant to the provisions of Section 11.7.

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                                       13

Section 11.4 Bankruptcy. If:

         (a) any Member shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future Federal Bankruptcy Act, or any other present or future applicable Federal, state or other statute or law relative to bankruptcy, insolvency, or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of said Member or of all or any substantial part of its properties or its interest in the Company (the term "acquiesce" includes, but is not limited to, the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within ten (10) days after the appointment); or

         (b) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against any Member seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal Bankruptcy Act, or any other present or future applicable Federal, state or other statute or law relative to bankruptcy, insolvency, or other relief for debtors, and said Member shall acquiesce in the entry of such order judgment or decree (the term "acquiesce" includes, but is not limited to, the failure to file a petition or motion to vacate or discharge any order, judgment or decree within ten (10) days after the entry of the order, judgment or decree), or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive from the date of entry thereof), or any trustee, receiver, conservator or liquidator of said Member or of all or any substantial part of its property or its interest in the Company shall be appointed without the consent or acquiescence of said Member and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

         (c) any Member shall give notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations.

then, and in any such event such Member shall be deemed, as of the date of occurrence of the respective event, to be the "Electing Member" for purposes of
Section 11.8. The filing date of the bankruptcy petition shall be the "Section
11.4 Termination Date" and the Company shall be liquidated in accordance with
Section 11.7.

Section 11.5 Automatic Termination. In the event:

         (a) any Member, or its Affiliate, is prohibited by law, rule or regulation or by regulatory directive or order by any of their governing regulatory authorities, in any case, from participating in the Company; or

         (b) all of the Members mutually agree in writing that the business of the Company shall be terminated;

then the Company shall terminate automatically and no Member shall be considered an "Electing Member" for purposes of Section 11.8. The Members shall provide in writing for a termination date ("Section 11.5 Termination Date"). The Company shall be liquidated pursuant to Section 11.7.

Section 11.6 Default.

         (a) if any Member (i) fails to perform in any material respect any of its obligations or covenants or (ii) breaches in any material respect any of its representations, warranties or promises, in either case, set forth in this Agreement (in either case, a "Default"), any other Member ("Non-defaulting Member") shall have the right within 30 days of the date (i) of the Default or
(ii) when the Non-defaulting Member learns of the Default to give the defaulting party ("Defaulting Member") a written notice of the Default ("Notice of Default"). The Notice of Default shall, as applicable, set forth in detail the obligation(s) or covenant(s) that the Defaulting Member has not performed or the representation(s), warranty(ies) or promise(s) that the Defaulting Member has breached.

                                                                        09/15/03

         (b) If, within a 15-day period following receipt of the Notice of Default, the Defaulting Member cures such Default, it shall be deemed that the Notice of Default was not given and the Defaulting Member shall lose no rights hereunder. If, however, within such 15-day period, the Defaulting Member does not cure such Default, the Non-Defaulting Member hereunder shall have the right within 30 days of the expiration of the 15-day cure period to terminate this Company by giving the Defaulting Member written notice thereof ("Termination Notice"). The Company shall terminate on the date of the Termination Notice ("Section 11.6(b) Termination Date") The remedy of the Non-Defaulting Member shall be limited to the termination fee provisions provided for under Section 11.8.

         (c) If a Defaulting Member disputes the basis set forth in the Notice of Default, the Defaulting Member must file for arbitration pursuant to Section
13.9 below within thirty (30) days of the Section 11.6 (b) Termination Date. If it is ultimately determined by the arbitrator that the Defaulting Member was not in default as specified in the Notice of Default, then the Non-Defaulting Member shall be deemed an "Electing Member" under Section 11.8. The Company shall be deemed to have terminated on the date of the Termination Notice ("Section 11.6
(c) Termination Date"). The Company shall be liquidated pursuant to Section
11.7. The remedy of the Non-Electing Member shall be limited to the termination fee provisions provided for under Section 11.8.

Section 11.7 Liquidation.

         (a) On the Termination Date:

                  (1) the Company shall not take any additional loan applications;

                  (2) the Company shall terminate its real property and equipment leases and pay for any early termination penalties unless a Member agrees to assume full responsibility for the leased space and equipment;

                  (3) the Company shall transfer its loan pipeline and any other assets to the Non-electing Member or as the Non-electing Member directs, provided that any FHA applications may only be transferred to an FHA approved lender (or in the event of a Section 11.5 Termination Date, as agreed by the parties); the Company shall have 120 days to close out its remaining loan pipeline; any loan applications scheduled to close more than 120 days after the termination date shall be brokered out to another lender as agreed between the Members for a broker fee as agreed between the Members and the lender.

                  (4) any restrictions on the activities of the Members contained in this Agreement shall cease unless the restriction specifically provides that it shall continue after termination; and

                  (5) the Accountants or other third party mutually agreed to between the Members shall be retained to handle the liquidation consistent with the provisions of this Agreement.

         (b) Subject to Section 11.8, the assets of the Company shall be paid or distributed in the following order of priority, unless otherwise required by applicable law:

                  (1) To pay (or make provision for the payment of) all creditors of the Company, including the Members, in the order of priority provided by law; and

                  (2) Except as provided in Section 11.8, to distribute to the Members in accordance with (or in direct proportion to if less than) their respective Units, as adjusted for item (1) above and all Company operations up to and including such liquidation.

Thirty days after the Termination Date shall be the "Liquidation Date." All distributions shall be made within 90 days of the Liquidation Date.

                                                                        09/15/03

Section 11.8 Electing Members Termination Fee.

         (a) It is understood that in the course of operation of the Company, the Members will contribute to the Company significant funds, resources and knowledge, including information, techniques, processes and business clientele, the value of which cannot be calculated. As a material inducement to enter into this Agreement and to develop and disclose such information, the Members agree to the provisions set forth in this Section 11.8. In the event of a Section 11.3 Termination Date, a Section 11.4 Termination Date, or a Section 11.6(b) or
                  (c) Termination Date, the Non-Electing Member shall not have to make any payment to the Company as compensation for the transfer of the Company's loan pipeline and other assets. In addition, in the event of any Termination Date specified in this Section any net remaining capital after liquidation of the Company shall be paid out to the Non-Electing Member. In the event of a Section 11.6(c) Termination Date, the Electing Member shall account for and pay to the Non-Electing Member the net profits generated from the Company's pipeline transferred to the Non-Electing Member at liquidation along with the net remaining capital. The Electing Member shall pay the net profits and the net remaining capital to the Non-Electing Member within thirty (30) days of the arbitrator's decision. Any amount remaining unpaid after expiration of the 30 day period shall bear interest at the rate of 1% over the prime rate published in the Wall Street Journal on the last business day of the 30 day period.

         (b) From the date of the Withdrawal Notice, the bankruptcy filing or the Notice of Default until the loans in the Company's pipeline have been closed, an Electing Member shall not solicit or incent the customers in the loan pipeline to transfer their applications to any other lender. During this same period of time, an Electing Member shall not provide any third party with the names of customers in the pipeline, their telephone numbers, copies of their applications or any other information that would enable the third party to solicit the customers to transfer their loan applications. In the event of a breach of this provision, the Electing Member shall be liable for the profit that would have been generated from any customers who transfer their applications to another lender after the breach of this prohibition. In addition, in the event that damages for breach of this prohibition are awarded, the Electing Member shall also be liable for the Non-Electing Member's attorney fees.

                                   ARTICLE XII
                         Representations and Warranties

Section 12.1 Member Representations and Warranties. Marketing Member represents and warrants as of the Closing Date that:

         (a) Marketing Member is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority and licenses to own or lease its property and to carry on its business as it is now being conducted. The execution, delivery and performance of this Agreement by Marketing Member have been duly authorized by all proper action on the part of Marketing Member, and are within its powers and will not conflict with or be in violation of Marketing Member's organizational documents. This Agreement constitutes the legal, valid and binding obligation of Marketing Member, enforceable against Marketing Member in accordance with its terms.

         (b) The performance of this Agreement by Marketing Member will not violate or result in a breach of, constitute a default under, give rise to any right of acceleration or termination under any law or any contract, agreement, note, bond, license, indenture, mortgage, lease agreement or other instrument or obligation to which Marketing Member is a party or by which it is bound or affected or violate any rule or regulation of any administrative agency, or order, writ, injunction, judgment or decree of any court, administrative agency or governmental body applicable to it.

                                                                        09/15/03

         (c) Marketing Member has obtained and kept in force all material governmental licenses and permits necessary to conduct its business as it is now being conducted.

         (d) Except as has been disclosed in writing to Wells Fargo Member, Marketing Member is not a party to any pending or, to the best knowledge of Marketing Member, threatened, claim, action suit, investigation or proceeding, nor is subject to any order, judgment or decree which may have a materially adverse effect on the Marketing Member's assets or business as currently conducted.

         (e) There are no claims for brokerage or other commissions or finder's or other similar fees in connection with the transactions covered by this Agreement insofar as such claims shall be based on arrangements or agreements made by or on behalf of Marketing Member, and Marketing Member hereby agrees to indemnify and hold harmless Wells Fargo Member from and against all liabilities, costs, damages and expenses from any such claim.

Section 12.2 Wells Fargo Member Representations and Warranties. Wells Fargo Member represents and warrants as of the Closing Date that:

         (a) Wells Fargo Member is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and licenses to own or lease its property and to carry on its business as it is now being conducted. The execution, delivery and performance of this Agreement by Wells Fargo Member have been duly authorized by all proper action on the part of Wells Fargo Member, and are within its powers and will not conflict with, result in the breach or violation of, constitute a default under, give rise to any right of acceleration or termination under Wells Fargo Member's organizational documents or any indenture, mortgage, lease agreement, contract, order, injunction, judgment, decree or other instrument, rule or regulation to which Wells Fargo Member is a party or by which Wells Fargo Member is bound. This Agreement constitutes the legal, valid and binding obligation of Wells Fargo Member, enforceable against Wells Fargo Member in accordance with its terms.

         (b) The performance of this Agreement by Wells Fargo Member will not violate or result in a breach of any law or any contract, agreement, note, bond, license or other instrument or obligation to which Wells Fargo Member is a party or by which it is bound or affected or violate any rule or regulation of any administrative agency, or order, writ, injunction or decree of any court, administrative agency or governmental body applicable to it.

         (c) Wells Fargo Member has obtained and kept in force all material governmental licenses and permits necessary to conduct its business as it is now being conducted.

         (d) Except as has been disclosed in writing to Marketing Member, Wells Fargo Member is not a party to any pending or, to the best knowledge of Wells Fargo Member, threatened, claim, action suit, investigation or proceeding, nor is subject to any order, judgment or decree which may have a materially adverse effect on the Wells Fargo Member's assets or business as currently conducted.

         (e) There are no claims for brokerage or other commissions or finder's or other similar fees in connection with the transactions covered by this Agreement insofar as such claims shall be based on arrangements or agreements made by or on behalf of Wells Fargo Member, and Wells Fargo Member hereby agrees to indemnify and hold harmless Marketing Member from and against all liabilities, costs, damages and expenses from any such claim.


                                  ARTICLE XIII
                            Miscellaneous Provisions

Section 13.1 Notices. Notices, requests, reports, payments, calls or other communications required to be given or made to any Member hereunder shall be in writing and shall be deemed to be given or made

                                                                        09/15/03
when properly addressed and delivered. Delivery may be by registered or certified mail, postage prepaid, or by overnight courier to such Member at such Member's last known address. Addresses shown on the Schedule of Capital Contributions for each Member shall be considered the last known address of such Member unless and until the Company is otherwise notified by such Member in the manner set forth in this Section 13.1.

Section 13.2 Nature of Interest of Members. The Interest of each Member in the Company is personal property.

Section 13.3 Applicable Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement, the rights and obligations of the parties hereto, and any claims and disputes relating thereto, shall be subject to and governed by the Act and the other laws of the State of Delaware as applied to agreements among Delaware residents to be entered into and performed entirely within the State of Delaware, and such laws shall govern the limited liability company aspects of this Agreement.

Section 13.4 Execution in Counterparts. This Agreement may be executed in one or more counterparts with the effect as if the parties executing the several counterparts had all executed one counterpart, but in such event each such counterpart shall constitute an original and all of such counterparts shall constitute one and the same agreement.

Section 13.5 Successors in Interest. Each and all of the covenants, agreements, terms, and provisions of this Agreement shall be binding upon and inure to the benefit of each of the Members and, to the extent permitted by this Agreement, their respective heirs, executors, administrators, personal representatives, successors and assigns.

Section 13.6 Severability. Any provision of this Agreement which is invalid, illegal, or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without in any way affecting the validity, legality, or enforceabllity of the remaining provisions hereof, and any such invalidity, illegality, or unenforceability in any jurisdiction shall not invalidate or in any way affect the validity, legality, or enforceability of such provisions in any other jurisdiction.

Section 13.7 Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 13.8 Waiver of Right to Partition. Each of the Members irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the property and assets of the Company.

Section 13.9 Arbitration.

         (a) The Members agree to take all reasonable steps to resolve disputes between them without resorting to arbitration. The Members agree to submit to binding arbitration any and all claims, disputes and controversies between or among them which cannot be resolved without arbitration, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys, and other agents) arising out of or relating in any way to this Agreement, any related ancillary documents and their negotiation, execution, administration, modification, extension, substitution, formation, inducement, enforcement, default or termination. However, "Core proceedings" under the United States Bankruptcy Code shall be exempted from arbitration. Should the need arise for such arbitration, the Members agree that the determination of the arbitrator shall be final and shall not be capable of being appealed to any other court or form of resolution. Notwithstanding this prohibition, the Members do agree that the decision of any arbitrator shall be capable of being enforced through an action filed in the appropriate court having jurisdiction.

                                                                        09/15/03

         (b) Arbitration under this Agreement shall be governed by the Federal Arbitration Act (Title 9 of the U.S. Code), and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). When the need for selection of an arbitrator shall arise, the Members shall request AAA to supply them with a list of no less than seven (7) arbitrators having no less than five (5) years experience in arbitrating complex business arrangements. Upon receipt of that list of potential arbitrators, each Member shall communicate within 7 days to AAA four (4) arbitrators from the list they would agree to use or their right to participate in the selection of the arbitrator shall be forfeited. As soon as AAA receives the selections from both Members, AAA shall review the selected arbitrators and appoint one of those arbitrators whose name appears on both Members' lists of acceptable arbitrators, AAA shall have the discretion to select the arbitrator from those arbitrators approved by both Members based upon availability and experience and AAA's selection shall be final. The arbitrator shall give effect to statutes or limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. Each Member shall each pay its own costs and expenses of the arbitration proceeding and the cost of the arbitrator shall be divided equally between the Members.

Section 13.10 Confidentiality.

         (a) The parties agree that the terms of this Agreement shall be maintained in confidence, and shall not be disclosed to any third party, except
(i) as is required by law, (ii) pursuant to court order during the course of litigation after notice to the other Member, (iii) for internal communications purposes, (iv) as necessary for tax, accounting, and other regulatory purposes and, (v) as necessary or desirable to facilitate procurement of insurance protection. This clause shall not restrict the release of financial statements of the Company by either party to any third party for regulatory requirements.

         (b) Marketing Member will hold in confidence all documents and information concerning Wells Fargo Member and its Affiliates furnished to it and its representatives in connection with this Agreement. Marketing Member will not release or disclose such information to any other person, except as required by law or in connection with any proceedings to enforce or construe this Agreement and except its advisers in connection with this Agreement, with the same undertaking from such advisers. If the Company shall not commence operation, such confidence shall be maintained and such information shall not be used in competition with Wells Fargo Member, unless Marketing Member can show that that such information was previously known to Marketing Member, in the public domain, or later acquired from other legitimate sources. Upon request, all such documents and any copies thereof and extracts therefrom shall immediately thereafter be returned to Wells Fargo Member. Upon termination of this Agreement, all confidential documents and information shall be returned upon completion of the liquidation of the Company.

         (c) Wells Fargo Member will hold in confidence all documents and information concerning Marketing Member and its Affiliates furnished to it and its representatives in connection with this Agreement. Wells Fargo Member will not release or disclose such information to any other person, except as required by law or in connection with any proceedings to enforce or construe this Agreement and except its advisers in connection with this Agreement, with the same undertaking from such advisers. If the Company shall not commence operation, such confidence shall be maintained and such information shall not be used in competition with Marketing Member, unless Wells Fargo Member can show that that such information was previously known to Wells Fargo Member, in the public domain, or later acquired from other legitimate sources. Upon request, all such documents and any copies thereof and extracts therefrom shall immediately thereafter be returned to Marketing Member. Upon termination of this Agreement, all confidential documents and information shall be returned upon completion of the liquidation of the Company.

Section 13.11 Publicity. The Members shall consult with each other as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.


                                       19                                9/15/03

Section 13.12 Survival. The provisions of Sections 13.9 and 13.10 shall continue to bind the Members should either withdraw from or otherwise leave the Company and shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the Members hereto have executed and delivered this Agreement of Limited Liability Company the day and year first above written.


WELLS FARGO VENTURES, LLC                     ASHTON WOODS USA, LLC


By: /s/ JOE JACKSON                           By: /s/ ROBERT SALOMON
    ------------------------                      --------------------------
Printed Name: Joe Jackson                     Printed Name:   Robert Salomon

Title: Senior Vice President                  Title: Chief Financial Officer


                                       20                                9/15/03